Exhibit 99.1

For Immediate Release:  August 12, 2009

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2009 Second Quarter and Year-To-Date Results

Results of Operations

Memphis, Tennessee…..August 12, 2009…..Today, True Temper Sports, Inc. announced its 2009 second quarter and year-to-date results of operations.  Net sales for the second quarter were $21.2 million, compared to the $37.7 million recorded during the second quarter of 2008.  Net sales for the first six months of 2009 totaled $39.7 million, versus the $73.6 million in the first six months of 2008.  During the second quarter, gross profit decreased to $3.3 million from $14.0 million, and SG&A was reduced by 33% to $3.0 million from $4.5 million, resulting in positive Adjusted EBITDA (defined below) for the second quarter of $1.0 million compared to $10.4 million in the second quarter of 2008.  Aggressive expense management and cost controls also enabled the Company to deliver positive earnings in the form of Adjusted EBITDA for the first six months of 2009 totaling  $1.6 million, compared to $20.0 million in the first six months of 2008.  The Company’s net loss for the 2009 second quarter and year-to-date periods was $12.7 million and $24.1 million, respectively.  During the comparable periods in 2008 the net loss was $0.1 million and $1.7 million, respectively.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “As we anticipated, the global recessionary pressures and weaker retail landscape for discretionary consumer products continued to affect our unit volume and overall revenue results during the second quarter.  In addition, the quarter experienced further reductions in overall channel inventory within the golf industry, as retailers, OEMs and component suppliers continued to streamline their operations and worldwide distribution networks.  In the face of this most challenging economic environment we have remained focused on cost controls and reductions, aggressive working capital management, and maintaining our dominant market share position.  We are quite pleased with the results of our efforts in these three key areas during  the first six months of 2009.  Through careful expense management in every area of our business we have brought our cost structure in line with the current market demand, and have maintained positive Adjusted EBITDA despite the significant volume decline.  Through a concerted effort in a number of areas we have been able to significantly reduce our working capital and maintain a record level of cash reserves, most prominently through a nearly 30% reduction in inventory carrying levels during the past nine months.  Most importantly, we have maintained our market share position in our core golf business by continuing to deliver the best products and service to our global customer base.”

Outlook

Commenting on the Company’s outlook for the future, Mr. Hennessy said, “Although we remain in the midst of a significant economic downturn that has clearly impacted the golf industry, we have recently seen some signs of stabilization in order patterns and bookings that are somewhat encouraging.  While specific short-term forecasting remains quite difficult, we are excited about our new product initiatives and anticipate some improvement in the year-over-year rate of decline for the remainder of 2009.  We remain confident that eventually the golf industry will recover along with the overall economy, and we are fully committed to the long-term success of True Temper Sports and to supporting our OEM partners with the best products and service available globally.  We continue to take aggressive actions to reduce our costs and working capital, as we maintain the necessary investments required in our expanding global manufacturing base and key research and design capabilities.  This will ensure that we continue to bring innovation to the market and strong value to our customers both now and in the future.  In addition, we will continue to work with our lenders to arrive at a financing arrangement that addresses the company’s current leverage, ensuring that our capital structure is consistent with the current retail and credit market landscape.  We remain in active, collaborative discussions with our financing partners related to the non-compliance on our various debt agreements disclosed during the first quarter, and we are certainly very encouraged by the progress being made to rectify the situation in a positive way for the Company.  We do not expect this process or its outcome to impact our Company’s ongoing operations, customers, vendors or employees.”

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which include words such as expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate and similar statements of a future or forward-looking nature identify forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance. However there are many risk factors, including but not limited to, the general state of the economy, the Company’s ability to execute its plans, competitive factors, and other risks that could cause the actual results to differ materially from the estimates or predictions contained in our Company’s forward-looking statements. Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities & Exchange Commission (“SEC”); and most recently in Part I, Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2008, and in Part II, Item 1A of its Quarterly Report on Form 10-Q for the quarter ended June 28, 2009.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Quarter Ended
	June 28, 2009	June 29, 2008
NET SALES	$21,213	$37,734
Cost of sales	17,944	23,763
GROSS PROFIT	3,269	13,971
Selling, general and administrative expenses	2,983	4,475
Amortization of intangible assets	3,740	3,735
Restructuring, business development, start-up and transition costs	2,643	229
OPERATING (LOSS) INCOME	(6,097)	5,532
Interest expense, net	6,515	5,657
Other expenses	29	24
LOSS BEFORE INCOME TAXES	(12,641)	(149)
Income tax expense (benefit)	43	(55)
NET LOSS	$(12,684)	$(94)

	Year-To-Date
	June 28, 2009	June 29, 2008
NET SALES	$39,652	$73,561
Cost of sales	33,635	47,092
GROSS PROFIT	6,017	26,469
Selling, general and administrative expenses	5,982	8,342
Amortization of intangible assets	7,479	7,469
Restructuring, business development, start-up and transition costs	4,396	483
OPERATING (LOSS) INCOME	(11,840)	10,175
Interest expense, net	12,233	11,825
Other expenses	40	67
LOSS BEFORE INCOME TAXES	(24,113)	(1,717)
Income tax expense (benefit)	32	(24)
NET LOSS	$(24,145)	$(1,693)

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	June 28, 2009	December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,882	$14,719
Receivables, net	16,594	18,616
Inventories	25,163	31,850
Deferred tax assets	1,237	1,237
Prepaid expenses and other current assets	3,769	2,349
Total current assets	59,645	68,771
Property, plant and equipment, net	17,672	18,696
Intangible assets, net	96,952	104,431
Other assets	6,185	6,979
Total assets	$180,454	$198,877
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Current portion of long-term debt	$271,934	$271,733
Accounts payable	3,400	5,543
Accrued interest	10,925	4,338
Accrued expenses and other current liabilities	9,886	9,529
Total current liabilities	296,145	291,143
Deferred tax liabilities	10,134	10,134
Long-term debt, net of current portion	—	—
Other liabilities	12,753	12,891
Total liabilities	319,032	314,168
STOCKHOLDER’S DEFICIT
Common stock—par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	122,673	122,673
Accumulated deficit	(249,708)	(225,563)
Accumulated other comprehensive loss, net of taxes	(11,543)	(12,401)
Total stockholder’s deficit	(138,578)	(115,291)
Commitments and contingent liabilities	—	—
Total liabilities and stockholder’s deficit	$180,454	$198,877

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Year-To-Date
	June 28, 2009	June 29, 2008
OPERATING ACTIVITIES
Net loss	$(24,145)	$(1,693)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,544	1,646
Amortization of deferred financing costs	928	925
Amortization of intangible assets	7,479	7,469
(Gain) loss on disposal of property, plant and equipment	(11)	22
Change in accrued interest	6,587	(450)
Changes in other operating assets and liabilities, net	6,663	(5,513)
Net cash (used in) provided by operating activities	(955)	2,406

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(585)	(1,250)
Proceeds from sale of property, plant and equipment	76	—
Net cash used in investing activities	(509)	(1,250)

FINANCING ACTIVITIES
Principal payments on bank debt	(247)	(247)
Dividends paid to True Temper Corporation	—	(475)
Other financing activity	(126)	(142)
Net cash used in financing activities	(373)	(864)

Net (decrease) increase in cash and cash equivalents	(1,837)	292
Cash and cash equivalents at beginning of period	14,719	4,722
Cash and cash equivalents at end of period	$12,882	$5,014

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus non-cash depreciation, amortization of intangible assets and goodwill impairment charges.  Adjusted EBITDA represents EBITDA plus restructuring, business development, start-up and transition costs, impairment charges on long lived assets, loss on early extinguishment of long-term debt, initial Sarbanes-Oxley compliance costs, one time legal fees associated with the termination of certain consent decrees, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Quarter Ended
	June 28,	June 29,
	2009	2008
Operating (loss) income	$(6,097)	$5,532
Plus:
Depreciation	751	800
Amortization of intangible assets	3,740	3,735
EBITDA	(1,606)	10,067
Plus:
Restructuring, business development, start-up and transition costs	2,643	229
Sarbanes-Oxley initial compliance costs	—	3
Management services fee	—	125
Adjusted EBITDA	$1,037	$10,424

	Year-To-Date
	June 28,	June 29,
	2009	2008
Operating (loss) income	$(11,840)	$10,175
Plus:
Depreciation	1,544	1,646
Amortization of intangible assets	7,479	7,469
EBITDA	(2,817)	19,290
Plus:
Restructuring, business development, start-up and transition costs	4,396	389
Sarbanes-Oxley initial compliance costs	—	73
Management services fee	—	250
Adjusted EBITDA	$1,579	$20,002

EBITDA and Adjusted EBITDA reconciled to net cash provided by (used in) operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities for the periods indicated:

	Quarter Ended
	June 28,	June 29,
	2009	2008
Adjusted EBITDA	$1,037	$10,424
Cash interest payments	(2,371)	(2,874)
Cash income tax payments	(71)	(100)
Restructuring, business development, start-up and transition costs	(2,643)	(229)
Sarbanes-Oxley initial compliance costs	—	(3)
Management services fee	—	(125)
Cash contributions to pension plan	(361)	(489)
Changes in working capital requirements and other	5,039	(4,218)

Net cash provided by operating activities	$630	$2,386

	Year-To-Date
	June 28,	June 29,
	2009	2008
Adjusted EBITDA	$1,579	$20,002
Cash interest payments	(4,737)	(11,390)
Cash income tax payments	(180)	(220)
Restructuring, business development, start-up and transition costs	(4,396)	(389)
Sarbanes-Oxley initial compliance costs	—	(73)
Management services fee	—	(250)
Cash contributions to pension plan	(621)	(594)
Changes in working capital requirements and other	7,400	(4,680)

Net cash (used in) provided operating activities	$(955)	$2,406